UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 8, 2013 (March 8, 2013)
Date of Report (Date of earliest event reported)

Commission	Exact name of registrant as specified in its charter;	IRS Employer
File Number	State or other jurisdiction of incorporation or organization	Identification No.

333-90553	MIDAMERICAN FUNDING, LLC	47-0819200
(An Iowa Limited Liability Company)
666 Grand Avenue, Suite 500
Des Moines, Iowa 50309-2580

333-15387	MIDAMERICAN ENERGY COMPANY	42-1425214
(An Iowa Corporation)
666 Grand Avenue, Suite 500
Des Moines, Iowa 50309-2580

(515) 242-4300
(Registrant's telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On March 8, 2013, the board of directors of MidAmerican Energy Company (the "Company") authorized the redemption on April 8, 2013 ("Date of Redemption") of all of the outstanding shares of each of the following series of preferred stock ("Preferred Stock") of the Company at the redemption price per share ("Redemption Price") set forth opposite each such series, together with accrued and unpaid dividends thereon from March 1, 2013 up to but excluding the Date of Redemption in the amount per share set forth opposite each such series:

Series	Redemption Price	Accrued Dividend
$3.30	$101.500	$0.3483333
$3.75	$102.750	$0.3958333
$3.90	$105.000	$0.4116667
$4.20	$103.439	$0.4433333
$4.35	$102.000	$0.4591667
$4.40	$101.500	$0.4644444
$4.80	$102.700	$0.5066667

The Company will deposit with the redemption agent, Continental Stock Transfer & Trust Company, which is also the transfer agent and registrar of the Preferred Stock, on or before the Date of Redemption, sufficient funds to pay the Redemption Price and accrued dividends. As of the earlier of the Date of Redemption or the date the funds are deposited with the redemption agent, the Preferred Stock will no longer be deemed to be outstanding and all rights of the holders thereof shall terminate, except the right to receive payment of the Redemption Price, without interest, upon proper surrender of certificates representing shares of the Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDAMERICAN FUNDING, LLC
MIDAMERICAN ENERGY COMPANY
(Registrants)
Date: March 8, 2013
/s/ Paul J. Leighton
Paul J. Leighton
Vice President and Secretary of MidAmerican Funding, LLC and Vice President, Secretary and Assistant General Counsel of MidAmerican Energy Company

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